UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2020

AFF Holding Group Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

MI1 GLOBAL TELCO., INC.

(Former name or former address, if changed since last report.)

000-53749	98-0632051
(Commission File Number)	(IRS Employer Identification No.)

Room 1105, 11/F, Hip Kwan Commercial Building, No. 38 Pitt Street,

Yau Ma Tei, Kowloon, Hong Kong

(Address of Principal Executive Offices)

+852 29803733

(Issuer’s Telephone Number)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

Effective as of June 23, 2020, Mr. Kok Seng Yeap has resigned as the Chief Financial Officer of AFF Holding Group Inc. (the “Company”).

Appointment of Directors and Officers

Effective as of June 23, 2020, the Board of Directors (the “Board”) of the Company appointed Mr. Lau Chew Chye to serve as its Chief Financial Officer and Director.

Mr. Lau Chew Chye, age 45, has served as the Deputy General Director of Asia Trade City Development Co., Ltd and in that capacity, was involved in a development project of Vietnam-Singapore Industries Park and the planning, implementation and operations of Asia Trade City Project. Currently, he is associated with GIC Land (HK) Co. Limited where he works on project management consultancy, mobile airtime services, and money remittance services, and TechCom, Inc. where has served as the Chief Financial Officer since August 1, 2019. Mr. Lau Chew Chye holds a Bachelor’s Degree in Accountancy from the Association of International Accountants in the UK and a Master of Business Administration from Honolulu University.

Item 5.03    Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year

On June 3, 2020, the Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada to reflect its corporate name change to "AFF Holding Group Inc." The name change was effective as of the filing of the Certificate of Amendment with the State of Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFF Holding Group Inc.

Dated: July 22, 2020	By: /s/ Kok Seng Yeap
Kok Seng Yeap
Chief Executive Officer